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                                                                     EXHIBIT 5.1

                               PALMER & DODGE LLP
                               ONE BEACON STREET
                          BOSTON, MASSACHUSETTS 02108

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                                 July 30, 1998

Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

    We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Lamar Advertising Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. The Registration Statement relates to the registration of shares (the "Class A Shares") of the Company's Class A Common Stock, $0.001 par value, having an aggregate value of $25,000,000.

    We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of such Class A Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

    Based upon the foregoing, we are of the opinion that the Company has the authority pursuant to its Certificate of Incorporation, as amended, to issue up to 75,000,000 shares of Class A Stock; upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement(s) and by such resolution, such shares of Class A Stock will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters."

                                          Very truly yours,

                                          /s/ Palmer & Dodge LLP